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                                                                   EXHIBIT A

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                         MARKETING AND DISTRIBUTION
                             SERVICES AGREEMENT

                                   between

                            RSL COM Europe, Ltd.

                                     and

                              Metro Holding AG

                          Dated as of June 10, 1998



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                         MARKETING AND DISTRIBUTION

                             SERVICES AGREEMENT

                  THIS AGREEMENT, is made the 10th day of June, 1998, BETWEEN RSL COM Europe, Ltd., whose registered office is at 9 Old Queen Street London SW1H 9JA (the "Company"), RSL Communications, Ltd., a Bermuda corporation whose address for service in the United Kingdom is 9 Old Queen Street London SW1H 9JA (the "Parent"), and Metro Holding AG, a Swiss Corporation whose address for service in the United Kingdom is c/o Memery Crystal, 31 Southampton Row, London WC1B 5HT ("Metro").

                            W I T N E S S E T H:

                  WHEREAS, the Company directly and through its Affiliates provides international and domestic telephone services to both carrier and commercial accounts;

                  WHEREAS, Metro owns and/or controls, wholesale and retail Distribution Channels throughout Europe, and, among other things, distributes to businesses a broad range of products and services;

                  WHEREAS, Metro believes that the marketing and distribution in the Territory, through its Distribution Channels of the Company's products, would be beneficial to such Distribution Channels and to the Company;

                  WHEREAS, in part consideration for the execution and delivery by Metro of this Agreement, the Company, RSL Communications, Ltd., the Company's parent and Metro have entered into a Stock Subscription, Stock Option and Stockholders Agreement.

                  NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

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                                  CLAUSE 1
                                 DEFINITIONS

                  1.1 Certain Definitions. As used in this Agreement, the following terms, not defined elsewhere, have the following meanings:

                  Affiliate: with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  Business Day: any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law to be closed in London.

                  Business Plan: the meaning given in Clause 2.4(b).

                  Company: the meaning given in the introductory paragraph of this Agreement.

                  Confidentiality Agreements: the letter agreements, each dated April 1, 1998, between RSL Communications, Ltd. and each of Metro, Metro AG, debitel Kommunikationstechnik GmbH and Daimler-Benz InterService (debis) AG.

                  Coordinators:  the meaning given in Clause 2.2(j).

                  Debitel: Debitel Kommunikationstechnik GmbH & Co. KG.

                  Distribution Channels: means Metro's wholesale and retail marketing and distribution channels.


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                  Effective Date: means the date on which the Completion shall occur.

                  Expense Budget: the meaning given in Clause 2.4(b).

                  Governmental Entity: any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign.

                  Marketing Arrangement: the agreement entered into between the Company and a Distribution Channel.

                  Metro: the meaning given in the introductory paragraph of this Agreement.

                  Metro AG: Metro AG, Cologne, a German public company.

                  Metro Coordinator: the meaning given in Clause 2.2(j).

                  Parent: the meaning given in the introductory paragraph of this Agreement.

                  Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Entity or other entity.

                  RSL Coordinator: the meaning given in Clause 2.2(j).

                  RSL Products: includes, without limitation, "Call-by-Call", "Pre-Selection", "Prepaid Calling Card", and any other telecommunication product or services distributed by the Company or its affiliates from time to time, provided that prior to January 1, 1999, the term "RSL Products" will not include the marketing or provision of any service involving the transmission of voice or facsimile through the Internet.

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                  Sales Task Force: the meaning given in Clause 2.4(a).

                  Stock Subscription, Stock Option and Stockholders Agreement: means the Stock Subscription, Stock Option and Stockholders Agreement, dated as of June 10, 1998, among the Company, RSL Communications, Ltd. and Metro.

                  Subsidiary: with respect to any Person (the "First Parent"), any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by the First Person or by one or more of its respective Subsidiaries or by the First Person and any one or more of its respective Subsidiaries.

                  1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) Terms defined in the singular have the same meaning when used in the plural, and vice versa.

                  (c) References to "Clauses" and "Annexes" refer to Clauses of, and Annexes to, this Agreement (as each of the same may be amended in accordance with the terms hereof), unless otherwise specified.

                  (d) Terms used herein without definition, shall have the meanings specified thereto in the Stock Subscription, Stock Option and Stockholders Agreement.

                                    CLAUSE 2
                        SERVICES; OBLIGATIONS OF PARTIES




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                  2.1 The Services. During the term of this Agreement, Metro agrees to use its best efforts (a) to assist the Company to negotiate in good faith and enter into agreements to market and distribute a full range of RSL Products through Distribution Channels it owns and/or those it controls and the Distribution Channels of Metro AG, it being understood that although Metro indirectly is the principal shareholder of Metro AG, it does not control Metro AG, (b) to use its influence with related and unrelated companies, including, without limitation, outside of the control of Metro or Metro AG, to assist the Company in marketing, distributing and selling RSL Products, and (c) to use its influence to enable the cooperation and commercial relationship between the Company and Debitel in the field of fixed network resources and mobile telecommunications services and the distribution and sale of such products and services and RSL Products by Debitel.

                  2.2 Metro's Obligations. In furtherance of the services to be provided by Metro pursuant to Clause 2.1, Metro's obligations shall include, but shall not be limited to, the following:

         (a) Upon request of the Company, provide access to the management and directors of each of the Distribution Channels selected by the Company, and otherwise assist with communications to and the commercial arrangements with each of the Distribution Channels;

         (b) Promote to the Distribution Channels its support of RSL Products and the potential value of Marketing Arrangements to the Distribution Channels;

         (c) Use it best efforts and its own resources to develop incentives for the Distribution Channels in connection with Marketing Arrangements;

         (d) Through its participation in the Sales Task Force (as defined in Clause 2.4), advise the Company in



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                  structuring reasonable Marketing Arrangements with the
                  Distribution Channels, and assist in preparation of joint business plans in connection therewith;

         (e) Consistent with its fiduciary duties and subject to the Confidentiality Agreements, provide the Company with such commercial and financial information regarding the Distribution Channels as the Company may reasonably request in connection with the developing and structuring of potential Marketing Arrangements;

         (f) Assist the Company in resolving problems or disputes that may arise with Distribution Channels;

         (g) Keep the Company informed of Distribution Channels' reaction to and implementation of the marketing and sale of RSL Products;

         (h) To extent permitted by applicable law and not disruptive to Metro's management of, or relations with, its Distribution Channels, enter into negotiations with the Company on behalf of the Distribution Channels;

         (i) Use its best efforts to cause the Distribution Channels to comply with their obligations pursuant to the Marketing Arrangements, provided that nothing in this Clause 2.2(h) is to be construed as a guarantee by Metro of the performance of such obligations; and

         (j) Provide a Metro executive, reasonably satisfactory to the Company (the "Metro Coordinator"), to act, jointly with an executive appointed by the Company (the "RSL Coordinator" and, together with the Metro Coordinator, the "Coordinators"), as coordinators of the Sales Task Force.


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                  2.3 The Company's Obligations. During the term of this
Agreement, the Company's obligations shall include, but shall not be limited to, the following:

         (a) Keep Metro informed of the status of its negotiations with the Distribution Channels;

         (b) Invite the Sales Task Force Members to attend all meetings with the Company and the Distributions Channels;

         (c) Make available to Metro and the Sales Task Force summary statements of operational and financial results with respect to each of the Marketing Arrangements;

         (d) Comply with its obligations pursuant to the Marketing Arrangements; and

         (e) Use its best efforts to provide that its Affiliates and third party distributors do not market RSL Products to any Distribution Channels or any retail outlet contained in the Distribution Channels other than pursuant to Marketing Arrangements or other transactions entered into pursuant to this Agreement.

                  2.4 Sales Task Force. (a) There will be a task force (the "Sales Task Force") comprised of a team of persons named by each of the Company and Metro to facilitate and execute marketing and sales of RSL Products through the Distribution Channels. The Sales Task Force will be under the immediate supervision of the Coordinators who will be under the overall management of the Company. Except for the Metro Coordinator, who will remain an employee of Metro and whose compensation will be paid by Metro, all members of the Sales Task Force will be employees of the Company or its Affiliates designated by the Company and their compensation will be paid by the Company or its Affiliates designated by the Company. The initial Metro Coordinator will be Klaus-Dieter Susse. The initial RSL Coordinator will be Jeremy



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Owen. The other initial members of the Sales Task Force and their responsibilities are set forth in Annex A hereto.

                  (b) A business plan for the two-year period commencing the date hereof reflecting projected Marketing Arrangements is attached as Annex B hereto (the "Business Plan"). An expense budget for the Sales Task Force for the one-year period beginning the date hereof is attached as Annex C hereto (the "Expense Budget"). This Agreement, the Business Plan and Expense Budget contemplate the Distribution Channels will not be materially reduced by dispositions, consolidation or closures from the Distribution Channels existing on the date hereof, but nothing herein shall constitute a commitment by Metro to maintain its existing Distribution Channels.

                                    CLAUSE 3
                                      TERM

                  3.1 Term. The term of this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary thereof and shall not be earlier terminated. In the event of material breach by Metro or the Company of its obligations hereunder or under the Stock Subscription, Stock Option and Shareholders Agreement, damages recoverable by the non-breaching party shall take into account, without limitation, any and all amounts paid by the non-breaching party pursuant to the Stock Subscription, Stock Option and Shareholders Agreement and all costs and expenses incurred by the non-breaching party hereunder and thereunder.

                                    CLAUSE 4
                                 MISCELLANEOUS

                  4.1 Expenses. Except as otherwise specifically provided for in this Agreement, each party hereto shall bear their respective expenses, costs and fees (including attorneys', auditors' and financing fees, if any) in connection with the transactions contemplated hereby,

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whether or not the transactions contemplated hereby shall be consummated.

                  4.2 Notices. All notices and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given (a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows:


                  (i)      if to the Company or the Parent, to:

                           RSL COM Europe, Ltd.
                           Victoria House
                           London Square
                           Cross Lanes
                           Guilford, Surrey, GU1 1UT
                           Telecopy:  011-44-1483-45-7735
                           Telephone: 011-44-1483-45-7300
                           Attention: Richard Williams

                           with copies to:

                           RSL Communications, Ltd.
                           c/o RSL Communications, N. America, Inc.
                           767 Fifth Avenue , suite 4300
                           New York, NY 10153
                           Telecopy: 212-317-0600
                           Telephone: 212-317-1800
                           Attention: Avery S. Fischer, Esq.

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, NY 10022
                           Telecopy: 212-909-6836
                           Telephone: 212-909-6072
                           Attention: George E.B. Maguire, Esq.

                           Levinson Gray


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                           9 Old Queen Street
                           Westminster
                           London SW1H 9JA
                           United Kingdom
                           Telecopy:  011-44-171-222-3563
                           Telephone: 011-44-171-222-2299
                           Attention:  Alan Levinson, Esq.

             (ii)          if to Metro, to:

                           Metro Holding AG
                           Neuhofstrasse 4
                           6340 Baar
                           Switzerland
                           Telecopy:  04-41-41-768-7579
                           Telephone: 04-41-41-768-7683
                           Attention:  Hugo Truetsch, Esq.

                           with copies to:

                           Epstein Becker & Green, P.C.
                           250 Park Avenue
                           New York, NY  10177
                           Telecopy:  212-661-0989
                           Telephone: 212-351-4500
                           Attention:  Lowell S. Lifschultz, Esq.

                           Memery Crystal
                           31 Southampton Row
                           London WC1B 5HT
                           United Kingdom
                           Telecopy: 011-44-171-242-2058
                           Telephone: 011-44-171-242-5905
                           Attention: Lesley Gregory, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto. Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall



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be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

                  4.3 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  4.4 Entire Agreement. This Agreement (including the Annexes referred to herein or delivered hereunder), constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


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                  4.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  4.6 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

                  4.7 Governing Law. THIS AGREEMENT SHALL BE GOV ERNED IN ALL RESPECTS, INCLUDING, BUT NOT LIMITED TO, AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF ENGLAND.

                  4.8 Jurisdiction and Venue. Each party to this Agreement expressly and irrevocably (a) consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Agreement may be brought in the courts of London, England having jurisdiction thereof, (b) consents and submits to personal jurisdiction of any such courts in any such action or proceeding, (c) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to him, her or it by hand or by any other manner provided for in Section 4.2, (d) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non coveniens or any similar basis, and (e) waives all rights, if any, to trial by jury with respect to any such action or proceeding. Nothing in this Section 4.8 shall affect or impair in any manner or to any extent the right of any party to commence legal proceedings or otherwise proceed against any other party in any jurisdiction or to serve process in any manner permitted by law.

                  4.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto



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and their respective heirs, successors and permitted as signs.

                  4.10 Assignment. This Agreement shall not be assignable by any party without the prior written consent of other parties.

                  4.11 No Third Part Beneficiaries. Except as expressly provided herein, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party's respective heirs, successors and permitted assigns.

                  4.12 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The representations and warranties of the parties hereto shall not be affected or deemed waived by reason of any investigation made by or on behalf of any other party (including, but not limited to, by any of its advisors, consultants or representatives) or by reason of the fact that such other party or any such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.



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                  IN WITNESS WHEREOF, the parties hereto have duly executed
this Agreement by their authorized representatives as of the date first above written.

                                          RSL COM EUROPE, LTD.

                                          By:
                                              ----------------------------
                                              Name:
                                              Title:

                                          METRO HOLDING AG

                                          By:
                                              ----------------------------
                                              Name:
                                              Title: